4th Quarter and Full Year 2025 Earnings Presentation February 24, 2026 Exhibit 99.2

Safe Harbor Statement Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual report for the year ended December 31, 2025, that the Company expects to file today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrong.com. The guidance in this presentation is only effective as of the date given, February 24, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, contingent third-party professional fees, changes in the fair value of contingent consideration and deferred compensation accruals for acquisitions). The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2026. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from the Worthington Armstrong Venture (“WAVE”) and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate. We define “organic” as total company and/or AS results excluding the impact of the September 2025 acquisition of Geometrik Manufacturing, Inc. (“Geometrik”), the December 2024 acquisition of A. Zahner Company (“Zahner”) and the April 2024 acquisition of 3form, LLC (“3form”). Results from the December 2025 acquisition of FGM-Parallel LLC (“Parallel”) were not material. All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Results Q4 2025 Q4 2024 Full Year 2025 Full Year 2024 Net sales $388.3 $367.7 $1,620.8 $1,445.7 Net earnings $65.5 $62.2 $308.7 $264.9 Operating income $92.0 $81.9 $430.9 $374.3 Adj. EBITDA* $124 $112 $555 $486 Operating income margin (operating income % of net sales) 23.7% 22.3% 26.6% 25.9% Adj. EBITDA margin* (Adj. EBITDA % of net sales) 32.0% 30.4% 34.3% 33.6% Diluted net earnings per share $1.51 $1.42 $7.08 $6.02 Adj. diluted net earnings per share* $1.61 $1.50 $7.41 $6.31 Net cash provided by operating & investing activities $89.6 $68.5 $351.9 $187.5 Adj. free cash flow* $87 $86 $346 $298 Net cash provided by operating & investing activities % of net sales 23.1% 18.6% 21.7% 13.0% Adj. free cash flow margin* (Adj. free cash flow % of net sales) 22.4% 23.4% 21.3% 20.6% Segment Results Q4 2025 Q4 2024 MF AS UC MF AS UC Net sales $244.6 $143.7 - $238.2 $129.5 - Operating income (loss) $80.4 $12.5 ($0.9) $68.6 $14.2 ($0.9) Adj. EBITDA* $103 $22 - $89 $23 - Operating income margin (operating income % of net sales) 32.9% 8.7% NM 28.8% 11.0% NM Adj. EBITDA margin* (Adj. EBITDA % of net sales) 42.1% 15.3% NM 37.5% 17.4% NM *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

$1,621M (+12% VPY) Net Sales $555M (+14% VPY) Adj. EBITDA* $7.41 (+17% VPY) Adj. Diluted EPS* $346M (+16% VPY) Adj. Free Cash Flow* Full Year 2025 Key Takeaways and 2026 Outlook Record Net Sales with Adj. EBITDA Margin* Expansion *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Net Sales up 12% and Adj. EBITDA* up 14% Architectural Specialties Net Sales up 28% and Mineral Fiber Net Sales up 5%; Total company Adj. EBITDA margin* of 34.3% with Adj. EBITDA margin* expansion of 70bps Strategic M&A Continues, Strengthening Architectural Specialties Completed the acquisitions of Geometrik in September 2025, Parallel Architectural Products in December 2025 and Eventscape in February 2026 Issuing 2026 Guidance Expect strong growth for all key metrics, including 8% to 10% for Net Sales, 8% to 12% for Adj. EBITDA*, 9% to 13% for Adj. Diluted EPS* and 9% to 14% for Adj. Free Cash Flow*

Solid Sales Growth with Double-Digit Earnings Growth

4th Quarter 2025 Key Takeaways

Net Sales up 6% and Adj. EBITDA* up 11%

Total company Adj. EBITDA margin* of 32.0% with Adj. EBITDA margin* expansion of 160bps

Mineral Fiber segment Adj. EBITDA* up 15%

Adj. EBITDA margin* expanded 460bps to a record-setting 42.1%, primarily driven by strong AUV[1]

Architectural Specialties segment Adj. EBITDA* down 3%

Double-digit AS sales growth primarily driven by recent acquisitions[2]; Adj. EBITDA margin* of 15.3% negatively impacted by headwinds from project timing

$388M (+6% VPY)
Net Sales

$124M (+11% VPY)
Adj. EBITDA*

$1.61 (+7% VPY)
Adj. Diluted EPS*

$87M (+1% VPY)
Adj. Free Cash Flow*

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Average Unit Value ("AUV"). Includes both like-for-like price and mix impacts.
2. Recent acquisitions include 3form, Zahner and Geometrik.

6

Eventscape Acquisition[1] Expands Design and Fabrication Capabilities to More Applications in the Built Environment

EVENTSCAPE

At-a-Glance

Leader in the design, fabrication and installation of custom-built-marque architectural features that elevate how a space is experienced

~150
employees

2
production facilities (NYC and Toronto)

~$30M
sales in 2025







Clockwise from left: Royal Bank Plaza, Toronto, ON; Citibank HQ, New York, NY; Fly Condos, Toronto, ON

1. AWI completed the acquisition of Eventscape Inc. on Feb. 18, 2026.

7

Mineral Fiber Q4 2025 Results Record-Setting Mineral Fiber Adj. EBITDA Margin* Net Sales Growth VPY Q4 Mineral Fiber Key Highlights Adj. EBITDA* VPY Q1 Q2 Q3 Q4 FY 2024 Adj. EBITDA* $99 $104 $113 $89 $406 AUV 8 8 9 13 38 Volume (7) 2 1 (6) (9) Manufacturing1 1 1 (1) - - Input Costs2 2 (2) (1) 2 2 SG&A1 3 3 (5) 2 3 WAVE Equity Earnings (1) 5 3 2 9 2025 Adj. EBITDA* $105 $121 $119 $103 $448 % Change 7% 16% 6% 15% 10% +3% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. ● Record fourth-quarter Adj. EBITDA margin* of 42.1% with Adj. EBITDA margin* expansion of 460bps ● Top-line AUV growth of 6% primarily driven by like-for-like price and a positive contribution from mix ● Volume negatively impacted by the government shutdown and, to a lesser extent, softer home center demand ● Energy and raw material inflation offset by favorable inventory valuation timing ● Solid WAVE contribution with margin improvement

Architectural Specialties Q4 2025 Results Strong Sales Growth with Profitability Impacted by Project Timing Adj. EBITDA* VPY Q1 Q2 Q3 Q4 FY 2024 Adj. EBITDA* $12 $21 $26 $23 $82 Sales 27 23 10 5 64 Manufacturing1 (3) (3) (2) (4) (11) SG&A1 (12) (7) (5) (2) (27) 2025 Adj. EBITDA* $24 $34 $28 $22 $108 % Change 94% 61% 10% (3%) 32% Q4 Architectural Specialties Key Highlights Net Sales Growth VPY +11% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. ● Sales growth driven primarily by the 2024 acquisitions of 3form and Zahner and organic growth ● Adj. EBITDA margin* of 15.3% negatively impacted by headwinds from project timing ● Increase in manufacturing costs driven by organic business and recent acquisitions ● Increase in SG&A expenses primarily due to recent acquisitions ● Solid backlog in place entering 2026

Q4 2025 Consolidated Company Key Metrics Robust Earnings Growth Fueled by Strong AUV and WAVE Contributions Q4 2024 Q4 2025 Variance Net Sales $368 $388 6% Adj. EBITDA* $112 $124 11% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 30.4% 32.0% 160bps AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 31.7% 34.0% 230bps Adj. Diluted Net Earnings Per Share* $1.50 $1.61 7% 1 2 1 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

Full Year 2025 Consolidated Company Key Metrics Double-Digit Sales & Earnings Growth with Adj. EBITDA Margin* Expansion Full Year 2024 Full Year 2025 Variance Net Sales $1,446 $1,621 12% Adj. EBITDA* $486 $555 14% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 33.6% 34.3% 70bps AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.6% 36.2% 160bps Adj. Diluted Net Earnings Per Share* $6.31 $7.41 17% Adj. Free Cash Flow* $298 $346 16% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. 1 2 1 $486 $555 Adj. EBITDA* Bridge VPY

Robust Adj. Free Cash Flow* Growth Supports All Capital Allocation Priorities 2025 Capital Deployment 2025 Adj. Free Cash Flow* Up 16% vs PY *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital, other current assets and liabilities and proceeds from company-owned officer life insurance. 2024 Adj. Operating cash flow and other1 CapEx Interest Paid WAVE Dividends 2025

Issuing Full Year 2026 Guidance

Expecting strong sales and earnings growth

Net Sales

$1,745M to $1,785M

8% to 10% YoY

Adjusted EBITDA*

$600M to $620M

8% to 12% YoY

Adjusted Diluted EPS*

$8.05 to $8.35

9% to 13% YoY

Adjusted Free Cash Flow*

$375M to $395M

9% to 14% YoY

Commentary[1]

- Expect Mineral Fiber volume flat to up 1% on slightly improving market conditions and growth initiatives
- Expect Mineral Fiber AUV growth of ~6% … delivering Adj. EBITDA Margin* expansion
- WAVE equity earnings to grow mid-single digits
- Organic AS high-single-digit top line growth … Adj. EBITDA Margin* of ~20%
- Guidance includes recent acquisition of Eventscape … adds incremental Sales and Adj. EBITDA* growth to Architectural Specialties

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Additional assumptions available in the appendix of this presentation.

13

Appendix

Full Year 2026 Assumptions Segment Net Sales Adjusted EBITDA Margin Mineral Fiber 6% to 7% growth > 43.5% Architectural Specialties Mid-teens % growth > 19% Consolidated Metrics Full Year 2026 Capital expenditures $100M to $110M Depreciation and amortization $119M to $124M Interest expense $25M to $28M Book / cash tax rate1 ~25% / 22% Shares outstanding ~43 to 43.5M Cash return of investment from joint venture $114M to $122M Shipping Days vs Prior Year 2025 2026 Q1 (1) - Q2 - - Q3 - - Q4 - - Full Year (1) - 15 *Non-GAAP measure. 1. Normalized cash tax rate including impact of 2025 tax reform.

Adjusted EBITDA Reconciliation

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2025	2024	2025	2024
Net sales	$388	$368	$1,621	$1,446
Net earnings	$66	$62	$309	$265
Add: Income tax expense	19	14	92	82
Earnings before income taxes	$85	$76	$400	$347
Add: Interest/other income and expense, net	7	6	31	27
Operating income	$92	$82	$431	$374
Add: RIP expense[1]	-	1	2	2
Add: Acquisition-related impacts[2]	1	2	2	4
(Less): WAVE pension settlement[3]	-	(1)	-	-
(Less)/Add: (Gain) loss on sales of fixed assets, net[4]	-	-	(1)	1
Add: Environmental expense	-	-	-	2
Adjusted operating income	$94	$84	$435	$383
Add: Depreciation and amortization	31	27	120	103
Adjusted EBITDA	$124	$112	$555	$486
Operating income margin	23.7%	22.3%	26.6%	25.9%
Adjusted EBITDA margin	32.0%	30.4%	34.3%	33.6%

Adjusted Diluted EPS Reconciliation

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2025	2024	2025	2024
Net earnings	$66	$62	$309	$265
Add: Income tax expense	19	14	92	82
Earnings before income taxes	$85	$76	$400	$347
Add/(Less): RIP cost (credit)[5]	-	-	1	(1)
Add: Acquisition-related impacts[2]	1	2	2	4
Add: Acquisition-related amortization[6]	4	3	16	11
(Less): WAVE pension settlement[3]	-	(1)	-	-
(Less)/Add: (Gain) loss on sales of fixed assets, net[4]	-	-	(1)	1
Add: Environmental expense	-	-	-	2
Adjusted net earnings before income taxes	$90	$81	$419	$364
(Less): Adjusted income tax expense[7]	(21)	(15)	(96)	(86)
Adjusted net earnings	$70	$66	$323	$277
Diluted shares outstanding	43.4	43.9	43.6	44.0
Effective tax rate	23%	18%	23%	24%
Diluted net earnings per share	$1.51	$1.42	$7.08	$6.02
Adjusted diluted net earnings per share	$1.61	$1.50	$7.41	$6.31

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.
3. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
4. In 2025, we recorded a gain on sale of a parcel of land at a Mineral Fiber plant. In 2024, we recorded a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, which was partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.
5. RIP cost (credit) represents the entire actuarial net periodic pension cost (credit) recorded as a component of earnings. For all periods presented, we were not required to and did not make cash contributions to our RIP.
6. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
7. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted net earnings before income taxes.

16

Deferred compensation related to acquisitions that were recorded as components of net cash provided by operating activities. Proceeds related to the 2025 sale of a parcel of land at a Mineral Fiber plant and the 2024 sales of an Architectural Specialties design center, our idled Mineral Fiber plant in St. Helens, Oregon and undeveloped land adjacent to our corporate headquarters. Represents the cash tax benefit from retroactive application of domestic research and development expense deductions for prior years, realized in 2025 as a one-time reduction in cash taxes paid resulting from 2025 federal tax reform. For the Three Months Ended December 31, For the Year Ended December 31, 2025 2024 2025 2024 Net cash provided by operating activities $110 $87 $356 $267 Net cash (used for) investing activities ($20) ($18) ($4) ($79) Net cash provided operating and investing activities $90 $69 $352 $188 Add: Acquisitions, net of cash acquired and investment in unconsolidated affiliate 7 30 15 129 Add: Arktura deferred compensation1 1 1 1 6 (Less): Proceeds from sale of facilities2 - (13) (1) (24) (Less): Non-recurring cash tax benefit due to 2025 federal tax reform3 (10) - (20) - Adjusted Free Cash Flow $87 $86 $346 $298 Adjusted Free Cash Flow Reconciliation

Segment Adj. EBITDA Reconciliation

	For the Three Months Ended December 31,						For the Year Ended December 31,					
	MF		AS		UC		MF		AS		UC	
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Net sales	$245	$238	$144	$130	-	-	$1,031	$986	$590	$460	-	-
Operating income (loss)	$80	$69	$13	$14	($1)	($1)	$362	$323	$72	$55	($3)	($4)
Add: RIP expense[1]	-	-	-	-	-	1	-	-	-	-	2	2
Add: Acquisition-related impacts[2]	-	-	1	2	-	-	1	-	2	3	-	-
(Less): WAVE pension settlement[3]	-	(1)	-	-	-	-	-	-	-	-	-	-
(Less)/Add: (Gain) loss on sales of fixed assets, net[4]	-	-	-	-	-	-	(1)	1	-	-	-	-
Add: Environmental expense	-	-	-	-	-	-	-	2	-	-	-	-
Adjusted operating income (loss)	$80	$68	$14	$16	-	-	$362	$325	$74	$59	($1)	($1)
Add: Depreciation and amortization	22	21	8	6	-	-	87	80	34	23	-	-
Adjusted EBITDA	$103	$89	$22	$23	-	-	$448	$406	$108	$82	($1)	($1)
Operating income margin (Operating income % of net sales)	32.9%	28.8%	8.7%	11.0%	NM	NM	35.1%	32.7%	12.2%	12.0%	NM	NM
Adjusted EBITDA margin (Adjusted EBITDA % of net sales)	42.1%	37.5%	15.3%	17.4%	NM	NM	43.5%	41.2%	18.3%	17.8%	NM	NM

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.
3. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
4. In 2025, we recorded a gain on sale of a parcel of land at a Mineral Fiber plant. In 2024, we recorded a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, which was partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.

18

For the Three Months Ended December 31, For the Year Ended December 31, Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 Net sales $144 $130 $39 $30 $105 $100 $590 $460 $164 $70 $426 $390 Operating income $13 $14 $1 $2 $11 $12 $72 $55 $12 $3 $60 $52 Add: Acquisition-related impacts2 1 2 - - 1 2 2 3 - - 2 3 Adjusted operating income $14 $16 $1 $2 $12 $14 $74 $59 $12 $3 $62 $55 Add: Depreciation and amortization 8 6 4 2 4 4 34 23 16 6 18 17 Adjusted EBITDA $22 $23 $5 $4 $16 $18 $108 $82 $28 $10 $80 $72 Operating income margin (Operating income % of net sales) 8.7% 11.0% 3.0% 8.1% 10.9% 11.8% 12.2% 12.0% 7.1% 4.3% 14.1% 13.4% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 15.3% 17.4% 14.1% 14.9% 15.7% 18.1% 18.3% 17.8% 17.0% 14.0% 18.7% 18.4% AS Organic Adj. EBITDA Reconciliation Recent acquisitions include the April 2024 acquisition of 3form, the December 2024 acquisition of Zahner and the September 2025 acquisition of Geometrik. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.

AWI Organic Adj. EBITDA Reconciliation

	For the Three Months Ended December 31,						For the Year Ended December 31,					
	Total AWI		Recent Acquisitions[1]		AWI Organic		Total AWI		Recent Acquisitions[1]		AWI Organic	
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Net sales	$388	$368	$39	$30	$349	$338	$1,621	$1,446	$164	$70	$1,457	$1,376
Operating income	$92	$82	$1	$2	$91	$80	$431	$374	$12	$3	$419	$371
Add: RIP expense[2]	-	1	-	-	-	1	2	2	-	-	2	2
Add: Acquisition-related impacts[3]	1	2	-	-	1	2	2	4	-	-	2	4
(Less): WAVE pension settlement[4]	-	(1)	-	-	-	(1)	-	-	-	-	-	-
(Less)/Add: (Gain) loss on sales of fixed assets, net[5]	-	-	-	-	-	-	(1)	1	-	-	(1)	1
Add: Environmental expense	-	-	-	-	-	-	-	2	-	-	-	2
Adjusted operating income	$94	$84	$1	$2	$93	$82	$435	$383	$12	$3	$423	$380
Add: Depreciation and amortization	31	27	4	2	26	25	120	103	16	6	104	97
Adjusted EBITDA	$124	$112	$5	$4	$119	$107	$555	$486	$28	$10	$527	$477
Operating income margin (Operating income % of net sales)	23.7%	22.3%	3.0%	8.1%	26.0%	23.5%	26.6%	25.9%	7.1%	4.3%	28.8%	27.0%
Adjusted EBITDA margin (Adjusted EBITDA % of net sales)	32.0%	30.4%	14.1%	14.9%	34.0%	31.7%	34.3%	33.6%	17.0%	14.0%	36.2%	34.6%

1. Recent acquisitions include the April 2024 acquisition of 3form, the December 2024 acquisition of Zahner and the September 2025 acquisition of Geometrik.
2. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
3. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.
4. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
5. In 2025, we sold a parcel of land at a Mineral Fiber plant. In 2024, we sold our idled Mineral Fiber plant in St. Helens, Oregon and recorded an impairment loss upon classification of a parcel of undeveloped land adjacent to our corporate campus in Lancaster, Pennsylvania to assets held for sale.

20

Full Year 2026 Low High Net earnings $340 $349 Add: Income tax expense 115 118 Earnings before income taxes $456 $467 Add: Interest expense 25 28 Add: Other non-operating (income), net (2) (1) Operating income $479 $494 Add: RIP expense1 2 2 Adjusted operating income $481 $496 Add: Depreciation and amortization 119 124 Adjusted EBITDA $600 $620 RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP. RIP cost represents the entire actuarial net periodic pension cost recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements, trade secrets and other intangibles. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 25%, multiplied by adjusted earnings before income taxes. Adjusted diluted EPS guidance for 2026 is calculated based on approximately 43 to 43.5 million of diluted shares outstanding. 2026 Adj. EBITDA Guidance Reconciliation 21 Full Year 2026 Low High Net earnings $340 $349 Add: Income tax expense 115 118 Earnings before income taxes $456 $467 Add: RIP cost2 1 1 Add: Acquisition-related amortization3 13 15 Adjusted earnings before income taxes $469 $483 (Less): Adjusted income tax expense4 (119) (122) Adjusted net earnings $350 $361 Diluted net earnings per share $7.84 $8.07 Adjusted diluted net earnings per share5 $8.05 $8.35 2026 Adj. Diluted EPS Guidance Reconciliation Full Year 2026 Low High Net cash provided by operating activities $361 $383 Add: Return of investment from joint venture 114 122 (Less): Capital expenditures (100) (110) Adjusted Free Cash Flow $375 $395 2026 Adj. Free Cash Flow Guidance Reconciliation